Exhibit 4.6

Execution Version

BIOXCEL THERAPEUTICS, INC.

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 20, 2024, by and among BioXcel Therapeutics, Inc., a Delaware corporation (the “Company”), the purchasers identified on Schedule A hereto (each, a “Purchaser”) and such other Persons, if any, from time to time, that become a party hereto as holders of Registrable Securities (as defined below).

RECITALS

WHEREAS, pursuant to the Credit Agreement (as defined below), on the Closing Date, the Company issued to each Purchaser a warrant to purchase such number of shares of Common Stock (as defined below) as is set forth opposite such Purchaser’s name on Schedule A hereto as the Shares Issuable Upon Exercise of Closing Date Warrants (as such number may be adjusted pursuant to the terms of such warrant) (each, a “Closing Date Warrant” and collectively, the “Closing Date Warrants”);

WHEREAS, pursuant to the Credit Agreement (as defined below), on the Second Amendment Effective Date, the Company issued to each Purchaser a warrant to purchase such number of shares of Common Stock (as defined below) as is set forth opposite such Purchaser’s name on Schedule A hereto as the Shares Issuable Upon Exercise of Second Amendment Warrants (as such number may be adjusted pursuant to the terms of such warrant) (each, a “Second Amendment Warrant”, collectively, the “Second Amendment Warrants”);

WHEREAS, pursuant to the Credit Agreement (as defined below), on March 20, 2024 (the “Fourth Amendment Effective Date”), the Company will issue to each Purchaser a warrant to purchase such number of shares of Common Stock (as defined below) as is set forth opposite such Purchaser’s name on Schedule A hereto as the Shares Issuable Upon Exercise of Fourth Amendment Warrants (as such number may be adjusted pursuant to the terms of such warrant) (each, a “Fourth Amendment Warrant”, collectively, the “Fourth Amendment Warrants” and together with the Closing Date Warrants and the Second Amendment Warrants, the “Warrants”);

WHEREAS, the Warrants will be exercisable for shares of Common Stock from time to time on or after the Closing Date, the Second Amendment Effective Date or the Fourth Amendment Effective Date, as applicable, and on or prior to the close of business on April 19, 2029, in accordance with the terms thereof;

WHEREAS, in connection with the execution and delivery of the Credit Agreement and the issuance of the Warrants and the consummation of the transactions contemplated thereby the Company has agreed to grant the Holders (as defined below) certain registration rights as set forth below; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in the Credit Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)“Additional Shares” means any shares of Common Stock issued to the Purchasers pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, the Underlying Shares, or in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event.

(b)“Agreement” has the meaning set forth in the Preamble.

(c)“Business Day” means any day, excluding Saturday, Sunday and any day which is a legal holiday in the City of New York or is a day on which banking institutions located in the City of New York are authorized or required by law or other governmental action to remain closed.

(d)“Change of Control” means an event or series of events (i) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such Plan and excluding any Permitted Holder becomes the “beneficial owner”, directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Company entitled to vote for members of the Board of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any Option Right); (ii) as a result of which any Permitted Holder or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act) including any Permitted Holder becomes the “beneficial owner”, directly or indirectly, of forty-five percent (45%) or more of the Equity Interests of the Company entitled to vote for members of the Board of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such Permitted Holder or group has the right to acquire pursuant to any Option Right); (iii) that results in the sale of all or substantially all of the assets or businesses of the Company and its Subsidiaries, taken as a whole, or (iv) that results in the Company’s failure to own, directly or indirectly, beneficially and of record, one-hundred percent (100%) of all issued and outstanding Equity Interests of each Subsidiary Guarantor (other than, in the case of this clause (iv), as a result of any Asset Sale permitted by Section 9.09 of the Credit Agreement, liquidation or dissolution permitted by Section 9.03(b) of the Credit Agreement, the issuance of any Equity Interests in BXCL 701 Subsidiaries pursuant to Section 9.09(o) of the Credit Agreement or a Permitted BXCL 701 Disposition Event, or any interest in or exercise of any 701 Warrant). For purposes of this definition, “beneficial owner” is as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “Option Right”).

(e)“Closing Date Warrant” has the meaning set forth in the Recitals.

(f)“Closing Date Warrants Shelf Effectiveness Deadline” has the meaning set forth in Section 2.1(a)(ii).

(g)“Closing Date Warrants Shelf Registration” has the meaning set forth in Section 2.1(a)(i).

(h)“Closing Date Warrants Shelf Registration Statement” has the meaning set forth in Section 2.1(a)(i).

(i)“Closing Date Warrants Subsequent Shelf Effectiveness Deadline” has the meaning set forth in Section 2.1(a)(ii).

(j)“Closing Date Warrants Subsequent Shelf Registration Statement” has the meaning set forth in Section 2.1(a)(ii).

(k)“Closing Date Warrants Termination Date” has the meaning set forth in Section 2.1(a)(ii).

(l)“Common Stock” means shares of the common stock of the Company, par value $0.001 per share.

(m)“Company” has the meaning set forth in the Preamble.

(n)“Company Indemnified Party” has the meaning set forth in Section 2.4(b).

(o)“Controlling Person” has the meaning set forth in Section 2.4(a).

(p)“Credit Agreement” means that certain Credit Agreement and Guaranty (as may be amended or restated from time to time), dated as of April 19, 2022, and amended as of November 13, 2023, December 5, 2023, February 12, 2024 and March 20, 2024 by and among the Company, the subsidiaries of the Company party thereto as Guarantors, the lenders party thereto and Oaktree Fund Administration, LLC, as administrative agent.

(q)“Default” has the meaning set forth in Section 2.1(c).

(r)“Effectiveness Deadline” means the Shelf Effectiveness Deadline and the Subsequent Shelf Effectiveness Deadline.

(s)“End of Suspension Notice” has the meaning set forth in Section 2.2(c).

(t)“Fourth Amendment Effective Date” has the meaning set forth in the Recitals.

(u)“Fourth Amendment Warrant” has the meaning set forth in the Recitals.

(v)“Fourth Amendment Warrants Shelf Effectiveness Deadline” has the meaning set forth in Section 2.1(c)(ii).

(w)“Fourth Amendment Warrants Shelf Registration” has the meaning set forth in Section 2.1(c)(i).

(x)“Fourth Amendment Warrants Shelf Registration Statement” has the meaning set forth in Section 2.1(c)(i).

(y)“Fourth Amendment Warrants Subsequent Shelf Effectiveness Date” has the meaning set forth in Section 2.1(c)(ii).

(z)“Fourth Amendment Warrants Subsequent Shelf Registration Statement” has the meaning set forth in Section 2.1(c)(ii).

(aa)“Fourth Amendment Warrants Termination Date” has the meaning set forth in Section 2.1(c)(ii).

(bb)“Holder” (collectively, “Holders”) means any Purchaser and any transferee permitted under Section 3.1, in each case, to the extent holding or beneficially owning Registrable Securities or Warrants exercisable for Registrable Securities.

(cc)“Holder Indemnified Parties” has the meaning set forth in Section 2.4(a).

(dd)“Indemnified Party” has the meaning set forth in Section 2.4(c).

(ee)“Liquidated Damages” has the meaning set forth in Section 2.1(c).

(ff)“Option Right” has the meaning set forth in the definition of “Change of Control”.

(gg)“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(hh)“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

(ii)“Purchaser” has the meaning set forth in the Preamble.

(jj)“register,” “registered” and “registration” refer to a registration effected by filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

(kk)“Registrable Securities” means (i) the Underlying Shares, and (ii) any Additional Shares; provided, however, that Underlying Shares or Additional Shares shall cease to be treated as Registrable Securities on the earliest to occur of, (A) the date such security has been disposed of pursuant to an effective registration statement, (B) the date on which such security is sold pursuant to Rule 144 or (C) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement for the Company to be in compliance with Rule 144 (or any successor rule).

(ll)“Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation: (i) all SEC registration and filing fees, (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted, (iii) all fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body, (iv) all fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Company in connection therewith), (v) all transfer agent’s and registrar’s fees, (vi) all fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (vii) securities acts liability insurance, if the Company so desires, (viii) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (ix) the expense of any annual audit, and (x) the fees and expenses of any Person, including special experts, retained by the Company. “Registration Expenses” shall not include underwriting discounts or commissions attributable to the sale of the Registrable Securities or any legal fees and expenses of counsel to the Holders.

(mm)“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

(nn)“Rule 144” means Rule 144 under the Securities Act.

(oo)“SEC” means the U.S. Securities and Exchange Commission.

(pp)“Second Amendment Warrant” has the meaning set forth in the Recitals.

(qq)“Second Amendment Warrants Shelf Effectiveness Deadline” has the meaning set forth in Section 2.1(b)(ii).

(rr)“Second Amendment Warrants Shelf Registration” has the meaning set forth in Section 2.1(b)(i).

(ss)“Second Amendment Warrants Shelf Registration Statement” has the meaning set forth in Section 2.1(b)(i).

(tt)“Second Amendment Warrants Subsequent Shelf Effectiveness Date” has the meaning set forth in Section 2.1(b)(ii).

(uu)“Second Amendment Warrants Subsequent Shelf Registration Statement” has the meaning set forth in Section 2.1(b)(ii).

(vv)“Second Amendment Warrants Termination Date” has the meaning set forth in Section 2.1(b)(ii).

(ww)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(xx)“Shelf Effectiveness Deadline” has the meaning set forth in Section 2.1(c)(ii).

(yy)“Shelf Registration Statement” has the meaning set forth in Section 2.1(c)(i).

(zz)“Subsequent Shelf Effectiveness Deadline” has the meaning set forth in Section 2.1(c)(ii).

(aaa)“Subsequent Shelf Registration Statement” has the meaning set forth in Section 2.1(c)(ii).

(bbb)“Suspension Event” has the meaning set forth in Section 2.2(b).

(ccc)“Suspension Notice” has the meaning set forth in Section 2.2(c).

(ddd)“Trading Day” means a day on which the Common Stock is traded on a Trading Market or, if the Common Stock is not traded on a Trading Market, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(eee)“Trading Market” means any market or exchange of The Nasdaq Stock Market LLC or the New York Stock Exchange.

(fff)“Underlying Shares” means any and all shares of Common Stock issuable upon exercise of the Warrants.

(ggg)“Warrant” has the meaning set forth in the Recitals.

ARTICLE II

Registration Rights

2.1Shelf Registration.

(a)Closing Date Warrants Shelf Registration.

(i)Filing. Within 45 days following the Closing Date, the Company shall file with the SEC a Registration Statement on Form S-3 (unless the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Closing Date Warrants Shelf Registration Statement”) pursuant to which all of the Registrable Securities associated with the Closing Date Warrants shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Closing Date Warrants Shelf Registration”). If permitted under the Securities Act, such Closing Date Warrants Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

(ii)Effectiveness. The Company shall use its reasonable best efforts to (A) cause the Closing Date Warrants Shelf Registration Statement filed pursuant to Section 2.1(a)(i) to be declared effective by the SEC as soon as reasonably practicable, and in any event by the date that is the earlier of (1) 120 days following the Closing Date and (2) five Trading Days after the date the Company receives written notification from the SEC that the Closing Date Warrants Shelf Registration will not be reviewed (the “Closing Date Warrants Shelf Effectiveness Deadline”) and (B) maintain the effectiveness of such Closing Date Warrants Shelf Registration Statement, including by filing any necessary post-effective amendments and Prospectus supplements and by filing one or more replacement or renewal Closing Date Warrants Shelf Registration Statements (each, a “Closing Date Warrants Subsequent Shelf Registration Statement”) upon the expiration of such Closing Date Warrants Shelf Registration Statement, if required by Rule 415 under the Securities Act, continuously until the earliest to occur of (1) the 30-month anniversary of the Closing Date, (2) a Change of Control and (3) such time as there are no Registrable Securities remaining or issuable upon exercise of the Closing Date Warrants (the “Closing Date Warrants Termination Date”). If a Closing Date Warrants Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (x) cause such Closing Date Warrants Subsequent Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after such filing, but in any event by the date that is fifty (50) days after such Closing Date Warrants Subsequent Shelf Registration Statement is filed (the “Closing Date Warrants Subsequent Shelf Effectiveness Deadline”), and (y) keep such Closing Date Warrants Subsequent Shelf Registration Statement (or another Closing Date Warrants Subsequent Shelf Registration Statement) continuously effective until the Closing Date Warrants Termination Date. Any Closing Date Warrants Subsequent Shelf Registration Statement shall be a Closing Date Warrants Shelf Registration Statement.

(b)Second Amendment Warrants Shelf Registration.

(i)Filing. Within 45 days following the Second Amendment Effective Date, the Company shall file with the SEC a new Registration Statement or an amendment to an effective Registration Statement on Form S-3 (unless the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Second Amendment Warrants Shelf Registration Statement”) pursuant to which all of the Registrable Securities associated with the Second Amendment Warrants shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Second Amendment Warrants Shelf Registration”). If permitted under the Securities Act, such Second Amendment Warrants Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

(ii)Effectiveness. The Company shall use its reasonable best efforts to (A) cause the Second Amendment Warrants Shelf Registration Statement filed pursuant to Section 2.1(b)(i) to be declared effective by the SEC as soon as reasonably practicable, and in any event by the date that is the earlier of (1) 120 days following the Second Amendment and (2) five Trading Days after the date the Company receives written notification from the SEC that the Second Amendment Warrants Shelf Registration will not be reviewed (the “Second Amendment Warrants Shelf Effectiveness Deadline”) and (B) maintain the effectiveness of such Second Amendment Warrants Shelf Registration Statement, including by filing any necessary post-effective amendments and Prospectus supplements and by filing one or more replacement or renewal Second Amendment Warrants Shelf Registration Statements (each, a “Second Amendment Warrants Subsequent Shelf Registration Statement”) upon the expiration of such Second Amendment Warrants Shelf Registration Statement, if required by Rule 415 under the Securities Act, continuously until the earliest to occur of (1) the 30-month anniversary of the Second Amendment Effective Date, (2) a Change of Control and (3) such time as there are no Registrable Securities remaining or issuable upon exercise of the Second Amendment Warrants (the “Second Amendment Warrants Termination Date”). If a Second Amendment Warrants Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (x) cause such Second Amendment Warrants Subsequent Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after such filing, but in any event by the date that is fifty (50) days after such Second Amendment Warrants Subsequent Shelf Registration Statement is filed (the “Second Amendment Warrants Subsequent Shelf Effectiveness Deadline”), and (y) keep such Second Amendment Warrants Subsequent Shelf Registration Statement (or another Second Amendment Warrants Subsequent Shelf Registration Statement) continuously effective until the Second Amendment Warrants Termination Date. Any Second Amendment Warrants Subsequent Shelf Registration Statement shall be a Second Amendment Warrants Shelf Registration Statement.

(c)Fourth Amendment Warrants Shelf Registration.

(i)Filing. Within 45 days following the Fourth Amendment Effective Date, the Company shall file with the SEC a new Registration Statement or an amendment to an effective Registration Statement on Form S-3 (unless the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form) or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Fourth Amendment Warrants Shelf Registration Statement” and together with the Closing Date Warrants Shelf Registration Statements and the Second Amendment Warrants Shelf Registration Statement, a “Shelf

Registration Statement”) pursuant to which all of the Registrable Securities associated with the Fourth Amendment Warrants shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Fourth Amendment Warrants Shelf Registration”). If permitted under the Securities Act, such Fourth Amendment Warrants Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

(ii)Effectiveness. The Company shall use its reasonable best efforts to (A) cause the Fourth Amendment Warrants Shelf Registration Statement filed pursuant to Section 2.1(c)(i) to be declared effective by the SEC as soon as reasonably practicable, and in any event by the date that is the earlier of (1) 120 days following the Fourth Amendment Effective Date and (2) five Trading Days after the date the Company receives written notification from the SEC that the Fourth Amendment Warrants Shelf Registration will not be reviewed (the “Fourth Amendment Warrants Shelf Effectiveness Deadline” and together with the Closing Date Warrants Shelf Effectiveness Deadline and the Second Amendment Warrants Shelf Effectiveness Deadline, the “Shelf Effectiveness Deadline”) and (B) maintain the effectiveness of such Fourth Amendment Warrants Shelf Registration Statement, including by filing any necessary post-effective amendments and Prospectus supplements and by filing one or more replacement or renewal Fourth Amendment Warrants Shelf Registration Statements (each, a “Fourth Amendment Warrants Subsequent Shelf Registration Statement” and together with the Closing Date Warrants Subsequent Shelf Registration Statements and the Second Amendment Warrants Subsequent Shelf Registration Statements, a “Subsequent Shelf Registration Statement”) upon the expiration of such Fourth Amendment Warrants Shelf Registration Statement, if required by Rule 415 under the Securities Act, continuously until the earliest to occur of (1) the 30-month anniversary of the Fourth Amendment Effective Date, (2) a Change of Control and (3) such time as there are no Registrable Securities remaining or issuable upon exercise of the Fourth Amendment Warrants (the “Fourth Amendment Warrants Termination Date”). If a Fourth Amendment Warrants Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (x) cause such Fourth Amendment Warrants Subsequent Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after such filing, but in any event by the date that is fifty (50) days after such Fourth Amendment Warrants Subsequent Shelf Registration Statement is filed (the “Fourth Amendment Warrants Subsequent Shelf Effectiveness Deadline” and together with the Closing Date Warrants Subsequent Shelf Effectiveness Deadline and the Second Amendment Warrants Subsequent Shelf Effectiveness Deadline, the “Subsequent Shelf Effectiveness Deadline”), and (y) keep such Fourth Amendment Warrants Subsequent Shelf Registration Statement (or another Fourth Amendment Warrants Subsequent Shelf Registration Statement) continuously effective until the Fourth Amendment Warrants Termination Date. Any Fourth Amendment Warrants Subsequent Shelf Registration Statement shall be a Fourth Amendment Warrants Shelf Registration Statement.

(d)Default. In the event that (i) the Shelf Registration Statement filed pursuant to Section 2.1(a)(i), Section 2.1(b)(i) or Section 2.1(c)(i) is not declared effective by the

SEC by the applicable Shelf Effectiveness Deadline, (ii) a Subsequent Shelf Registration Statement (if required to be filed pursuant to Section 2.1(a)(ii), Section 2.1(b)(ii) or Section 2.1(c)(ii)) is not filed by the applicable Subsequent Shelf Effectiveness Deadline, or (iii) after a Shelf Registration Statement has been declared effective, sales cannot be made continuously pursuant to such Shelf Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Shelf Registration Statement), other than, in each case, during the time period(s) permitted by Section 2.2(b) (each such event, a “Default”), then, in addition to any other rights a Holder may have hereunder or under applicable law, on the first day of the occurrence of the Default, and on the same day of each succeeding month (if the applicable Default shall not have been cured by such date) until the applicable Default is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (the “Liquidated Damages”), on the date of the Default and the same day each succeeding month, equal to 1% of the aggregate purchase price paid for the applicable Registrable Securities held by such Holder. The parties agree that in no event shall the aggregate amount of Liquidated Damages payable to any Holder exceed, in the aggregate, twenty-five percent (25%) of the aggregate purchase price paid for the applicable Registrable Securities held by such Holder. If the Company fails to pay any Liquidated Damages pursuant to this Section 2.1(d) in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.5% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to each Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Default, except in the case of the first occurrence of the Default. The applicable Effectiveness Deadline shall be extended without Default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of such Shelf Registration Statement or Subsequent Shelf Registration Statement on a timely basis results from the failure of any Holder to timely provide the Company with information requested by the Company and necessary to complete the Shelf Registration Statement or Subsequent Shelf Registration Statement in accordance with the requirements of the Securities Act (in which case the applicable Effectiveness Deadline would be extended with respect to the applicable Registrable Securities held by such Holder).

(e)Additional Selling Stockholders. At any time and from time to time that a Shelf Registration Statement is effective, if a Holder of Registrable Securities requests that such Holder be added as a selling stockholder in such Shelf Registration Statement, the Company shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such Holder.

2.2Provisions Relating to Registration.

(a)If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration of such Registrable Securities as promptly as is practicable and, pursuant thereto, the Company shall as expeditiously as possible and as applicable:

(i)prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and (if the Registration Statement is not automatically effective upon filing) use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable; provided that before filing a Registration Statement or any amendments or supplements thereto, the Company shall furnish to counsel to the Holders for such registration copies of all documents proposed to be filed, which documents shall be subject to review by counsel to the Holders at the Holders’ expense, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process;

(ii)furnish to each Holder participating in the registration, without charge, such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(iii)use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdiction(s) or such U.S. self-regulatory bodies as any Holder participating in the registration reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder to consummate the disposition of such Holder’s Registrable Securities in such jurisdiction(s); provided, that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 2.2(a)(iii);

(iv)notwithstanding any other provisions of this Agreement to the contrary, cause (A) any Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (1) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) any related Prospectus, preliminary Prospectus and any amendment thereof or supplement thereto (as of its date), (1) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided further, that each Holder of Registrable Securities, upon receipt of any notice from the Company of any noncompliance event or material misstatement or omission of the kind described in this Section 2.2(a)(iv), shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed and, if appropriate, is furnished with a supplemented or amended Prospectus as contemplated by this Section 2.2(a)(iv);

(v)as promptly as practicable (and in any event, within twenty-four (24) hours), notify the Holders: (A) when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective, (B) of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus included therein or for any additional information regarding such Holder, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose and of any other action, event or failure to act that would cause the Registration Statement not to remain effective, and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

(vi)in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal or lifting of any such order or suspension, and each Holder of Registrable Securities, upon receipt of any notice from the Company of any event of the kind described in this Section 2.2(a)(vi), shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus, if applicable;

(vii)not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name or otherwise identifies such Holder as the holder of any securities of the Company without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed), unless and to the extent such disclosure is required by law; provided, that (A) each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus and (B) each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder or of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made and to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that such Prospectus shall not contain any untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(viii)cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on any securities exchange, use its reasonable best efforts to cause such Registrable Securities to be listed on a national securities exchange selected by the Company after consultation with the Holders participating in such registration;

(ix)provide a transfer agent and registrar (which may be the same Person) for all such Registrable Securities not later than the effective date of such Registration Statement and, within a reasonable time prior to any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent if reasonably required by the transfer agent, an opinion of counsel as to the effectiveness of the Registration Statement, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement, subject to the provisions of Section 3.1;

(x)otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) covering the period of at least 12 months beginning with the first day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(xi)(A) furnish to each Holder all legal opinions of outside counsel to the Company required to be included in the Registration Statement, which provision shall be satisfied by filing with the SEC any such opinion as an exhibit to the Registration Statement and (B) obtain all consents of independent public accountants required to be included in the Registration Statement;

(xii)cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System; and

(xiii)otherwise use its reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated by this Agreement.

(b)As promptly as practicable after becoming aware of such event, the Company shall notify the Holders of the happening of any event (a “Suspension Event”), of which the Company has knowledge, as a result of which the Prospectus included in a Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and as promptly as practicable, the Company shall prepare and file with the SEC a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Holders as the Holders may reasonably request so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that, for not more than forty-five (45) consecutive days (or a total of not more than one hundred and twenty (120) Trading Days in any 12-month period), the Company may delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus, to the extent permitted by and in a manner not in violation of applicable securities laws, if the board of directors of the Company determines in good faith, based on the advice of counsel, that (i) proceeding with the filing, effectiveness or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose any information the disclosure of which would have a material adverse effect on the Company and that the Company would not otherwise be required to disclose at such time or (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have a material adverse effect on any pending negotiation or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that, if consummated, would be material to the Company.

(c)Upon a Suspension Event, the Company shall promptly give written notice (a “Suspension Notice”) to the Holders to suspend sales of the affected Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of the Registration Statement. In no event shall the Company, without the prior written consent of the Holders, disclose to the Holders any of the facts or circumstances giving rise to the Suspension Event. The Holders shall not effect any sales of the Registrable Securities pursuant to the Registration Statement (or such filings), at any time after they have received a Suspension Notice and prior to receipt of an End of Suspension Notice. The Holders may resume effecting sales of the Registrable Securities under the Registration Statement (or such filings), following further notice to such effect (an “End of Suspension Notice”) from the Company. This End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect. For the avoidance of doubt, a Suspension Notice shall not affect or otherwise limit sales of affected Registrable Securities under Rule 144 or otherwise outside of the Registration Statement;

(d)Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to Section 2.2(c) with respect to any Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

(e)Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in any Registration Statement unless the Holder owning the Registrable Securities to be registered on the Registration Statement, following reasonable advance written request by the Company, furnishes to the Company, at least ten Business Days prior to the scheduled filing date of the Registration Statement, an executed stockholder questionnaire in the form attached hereto as Exhibit A.

2.3Registration Expenses

(a)The Company shall bear all Registration Expenses.

(b)The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration becomes effective or is withdrawn or suspended; provided, that the Registration Expenses for any Registration Statement withdrawn solely at the request of one or more Holder(s) (unless withdrawn following commencement of a Suspension Event) shall be borne by such Holder(s).

2.4Indemnification.

(a)The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder and any Person who is or might be deemed to be a “controlling person” of such Holder (within the meaning of the Securities Act or the Exchange Act) (each such Person, a “Controlling Person”), as well as their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, employees, agents, Affiliates and shareholders, and each other Person, if any, who acts on behalf of or controls any such Holder or Controlling Person (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages, liabilities or expenses, joint or several, or any actions in respect thereof to which each Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities, and the Company shall reimburse, as incurred, the Holder Indemnified Parties for any reasonable and documented legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability, expense or action arises out of or is based upon any untrue statement or omission made or incorporated by reference in any such Registration Statement, any Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to a Holder and furnished to the Company by or on behalf of such Holder Indemnified Party specifically for inclusion therein; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Holder Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Securities by any Holder.

(b)In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person (a “Company Indemnified Party”) from and against any losses, claims, damages, liabilities or expenses or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, but in each of clauses (i) and (ii), only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, expense or action in respect thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, or any such director, officer, employees, Affiliates and agents and shall survive the transfer of such Registrable Securities by such Holder, and such Holder shall reimburse the Company, and each such director, officer, employees, Affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity amount contained in this Section 2.4(b) shall in no event exceed the net proceeds actually received by such Holder in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employees, Affiliates and agents and shall survive the transfer by a Holder of such Registrable Securities.

(c)Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.4, notify the indemnifying party of the commencement thereof; provided, that the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 2.4(a) or 2.4(b) unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof at the indemnifying party’s expense, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party); provided, that any Indemnified Party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse such Indemnified Party for any fees, costs and expenses subsequently incurred by the Indemnified Party in connection with such defense unless (i) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (ii) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (iii) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the Indemnified Party or to pursue the defense of such claim or action in a reasonably vigorous manner, (iv) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest or (v) the Indemnified Party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other Indemnified Party which are different from or additional to those available to the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, in form and substance reasonably satisfactory to such Indemnified Party, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)If the indemnification provided for in this Section 2.4 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 2.4(a) or 2.4(b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 2.4(a) or 2.4(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 2.4(d). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if a Holder was treated as one Person for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 2.4(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)The agreements contained in this Section 2.4 shall survive the sale of the Registrable Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

ARTICLE III

Transfer Restrictions

3.1Transfer Restrictions. Each Holder acknowledges and agrees that the following legend shall be imprinted on any certificate or book-entry security entitlement evidencing any of the Registrable Securities to the extent that at the time of issuance such Registrable Securities are not covered by an effective Registration Statement:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF

ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This legend shall be removed by the Company from any certificate or book-entry security entitlement evidencing the Registrable Securities upon delivery by the holder thereof to the Company of a written request to that effect if at the time of such written request (a) a registration statement under the Securities Act is at that time in effect with respect to the legended security, or (b) the legended security can be transferred in a transaction in compliance with Rule 144, and, in the case of (b), upon the request and in the reasonable discretion of the Company’s transfer agent, the holder of such Registrable Securities executes and delivers a representation letter that includes customary representations regarding the holding requirements and whether such holder is an “affiliate” for purposes of Rule 144. The Company represents and warrants to the Purchasers that the Company is not currently a shell company (as defined in Rule 405 promulgated under the Securities Act).

3.2Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration until such date on which the Holders no longer hold any Registrable Securities, the Company shall:

(a)make and keep public information available, as those terms are understood and defined in Rule 144;

(b)use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)furnish to any Holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

ARTICLE IV

Miscellaneous.

4.1Remedies; Specific Performance. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

4.2No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.3Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.4Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail as follows:

If to the Company:

BioXcel Therapeutics, Inc.

555 Long Wharf Drive

New Haven, CT

Attn: Chief Financial Officer
Email: RSteinhart@bioxceltherapeutics.com

With a copy (which shall not constitute notice) to:

Cooley LLP

3 Embarcadero Center

20th Floor

San Francisco, CA 94111-4004

Attention: Mischi a Marca

Email: gmamarca@cooley.com

If to a Purchaser: To the address set forth opposite such Purchaser’s name on Schedule A hereto, or to such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least five days prior to the effectiveness of such change.

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

E-mail: blauta@sullcrom.com
Attn: Ari Blaut

Notices or communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, notices or communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient) and notices or communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) (except that, if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient).

4.5Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

4.6Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

4.7Governing Law; Disputes.

(a)Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)Jurisdiction. Each party hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against such other party in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)Waiver of Venue. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.

(d)Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7.

(e)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 4.4.

4.8Successors and Assigns. This Agreement and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the parties hereto and their respective the successors and permitted assigns. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; provided that that, (a) the rights (and related obligations and liabilities) offered a Holder pursuant to this Agreement shall be assignable (in whole or in part) by such Holder to any transferee of such Holder’s Registrable Securities or Warrants exercisable for Registrable Securities and (b) any such assignment shall be effected hereunder only by giving written notice thereof from both the transferor and the transferee to the Company and the transferee’s execution and delivery to the Company of an executed counterpart to this Agreement.

4.9Amendments. No provision of this Agreement may be amended, waived or modified other than by an instrument in writing signed by the Company and Holders representing at least fifty percent (50%) (by number) of the Registrable Securities then held by the Holders.

4.10Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.11Termination. This Agreement shall terminate with respect to any Holder upon such time as such Holder ceases to hold or beneficially own any remaining Registrable Securities or upon the dissolution, liquidation or winding up of the Company or a Change of Control; provided that Section 2.3, Section 2.4 of this Agreement and this Article IV shall survive such termination.

4.12No Third Party Beneficiaries. This Agreement is intended for the sole benefit of the parties hereto and their respective permitted successors and assigns and transferees, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 2.4 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.4.

4.13Language; Currency. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

THE COMPANY:

BioXcel Therapeutics, Inc.
a Delaware corporation

By:	/s/ Vimal Mehta
	Name:	Vimal Mehta
	Title:	Chief Executive Officer

Exhibit A-2

PURCHASERS:

OAKTREE-TCDRS STRATEGIC CREDIT, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-3

OAKTREE-FORREST MULTI-STRATEGY, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-4

OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-5

OAKTREE-TBMR STRATEGIC CREDIT FUND F, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-6

OAKTREE-TBMR STRATEGIC CREDIT FUND G, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-7

OAKTREE-TSE 16 STRATEGIC CREDIT, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-8

INPRS STRATEGIC CREDIT HOLDINGS, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-9

OAKTREE SPECIALTY LENDING CORPORATION

By:	Oaktree Fund Advisors, LLC
Its:	Investment Adviser

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-10

OAKTREE STRATEGIC CREDIT FUND

By:	Oaktree Fund Advisors, LLC
Its:	Investment Adviser

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-11

OAKTREE GCP FUND DELAWARE HOLDINGS, L.P.

By:	Oaktree Global Credit Plus Fund GP, L.P.
Its:	General Partner

By:	Oaktree Global Credit Plus Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-12

OAKTREE DIVERSIFIED INCOME FUND INC.

By:	Oaktree Fund Advisors, LLC
Its:	Investment Adviser

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-13

OAKTREE AZ STRATEGIC LENDING FUND, L.P.

By:	Oaktree AZ Strategic Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Fund GP IIA, LLC
Its:	General Partner

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-14

Oaktree LSL Fund Holdings EURRC S.à r.l.
26A, boulevard Royal L-2449
Luxembourg, Grand Duchy of Luxembourg
R.C.S Luxembourg Number: B269245

By:	/s/ Martin Eckel
	Name:	Martin Eckel
	Title:	Manager

By:	/s/ Flora Verrecchia
	Name:	Flora Verrecchia
	Title:	Manager

Exhibit A-15

OAKTREE LSL FUND DELAWARE HOLDINGS EURRC, L.P.

By:	Oaktree Life Sciences Lending Fund GP, L.P.
Its:	General Partner

By:	Oaktree Life Sciences Lending Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Matthew Stewart
	Name:	Matthew Stewart
	Title:	Managing Director

By:	/s/ Mary Gallagly
	Name:	Mary Gallagly
	Title:	Managing Director

Exhibit A-16

Q Boost Holding LLC

By:	/s/ Ahmed Nasser Al-Abdulghani
	Name:	Ahmed Nasser Al-Abdulghani
	Title:	Director

Exhibit A-17

Schedule A

Purchasers

Exhibit A-18

Exhibit A
Form of Selling Stockholder Questionnaire
BIOXCEL THERAPEUTICS, INC.

Exhibit A-19

Annex I

Plan of Distribution

Exhibit A-20